Hawkins  Accounting
1210  Homestead  Dr.
Santa  Clara,  CA  95050




                       CONSENT OF THE INDEPENDENT AUDITOR
                       ----------------------------------


As the independent accountant and auditor for OEF Corporate Solutions, Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of the audited financial statements dated March 25, 2003 as of December 31, 2002 and 2001 and the review report for the six months ended June 30, 2003 and 2002 dated August 6, 2003.



/s/Hawking  Accounting
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October  1,  2003